Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation November 2016

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2015 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2016 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2015 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2016 . A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures can be found in the back of this presentation .

Investment Highlights

- Mr. Icahn believes that the current environment continues to be conducive to activism
  - Several factors are responsible for this:
    1) low interest rates, which make acquisitions much less costly and therefore much more attractive,
    2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and
    3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with
  - **But an activist catalyst is often needed to make an acquisition happen**
  - We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity
  - As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise

- Recent Financial Results
  - Net loss attributable to Icahn Enterprises of approximately $16 million for the three months ended September 30, 2016
  - Net loss attributable to Icahn Enterprises of approximately $2.0 billion and Adjusted EBITDA attributable to Icahn Enterprises of $445 million for the last twelve months ended September 30, 2016
  - Indicative Net Asset Value of approximately $4.2[1] billion as of September 30, 2016

- $6.00 annual distribution (11.9% yield as of September 30, 2016)

3

(1) Refer to slide 33 for information with respect to this calculation.

The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate, Mining and Home Fashion. Through our Investment segment, as of September 30, 2016, we have significant positions in various investments, which include American International Group, Inc. (AIG), Cheniere Energy, Inc. (LNG), Freeport-McMoRan Inc. (FCX), Herbalife Ltd. (HLF), HERC Holdings, Inc. (HRI), Hertz Global Holdings, Inc. (HTZ), Nuance Communications, Inc. (NUAN), Navistar International Corp. (NAV), PayPal Holdings, Inc. (PYPL), Manitowoc Company Inc. (MTW), Manitowoc Foodservice, Inc. (MFS), and Xerox Corporation (XRX).

Several of our operating businesses started out as investment positions in debt or equity securities, held either directly by our Investment segment or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. In 2012, we acquired a controlling interest in CVR Energy, Inc. ("CVR") which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of September 30, 2016, based on the closing sale price of CVR stock and distributions since we acquired control, we had a gain of approximately $465 million on our purchase of CVR. The acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

4

The Icahn Strategy (continued) The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes th at the current environment continues to be conducive to activism. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rath er than spending it, because they do not believe investments in their business will translate to earnings. We believe that one of the best ways for many cash - rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful sy ner gies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this lo gical use of assets to increase value, because we believe those CEOs and boards are not willing to give up their power and perquisites, even if they have done a poo r j ob in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campa ign . This is precisely the situation in which a strong activist catalyst is necessary. We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weak er industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium ov er market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a tar get company. In either case, an acquirer can add the target company’s earnings and the income from synergies to the acquirer’s bottom line, at a relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obs tacles that a target may seek to use to prevent an acquisition. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary unit s a s currency for tender offers and acquisitions (both hostile and friendly) where appropriate. All of these factors will, in our opinion, contribute to making our activism e ven more efficacious, which we expect to enhance our results and stock value. 5

Company Overview 6

Overview of Icahn Enterprises

- Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - As of September 30, 2016, Carl Icahn and his affiliates owned approximately 89.7% of IEP's outstanding depositary units
- IEP benefits from cash flows from its subsidiaries:
  - CVR Energy: $2.00 per share annualized dividend
  - CVR Refining: $1.01 per common unit of distributions declared for the LTM ended September 30, 2016
  - American Railcar Inc: $1.60 per share annual dividend
  - Recurring cash flows from American Railcar Leasing and our Real Estate segment
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

($ millions)	As of September 30, 2016	LTM Ended September 30, 2016		
Segment	Assets	Revenue	Net (Loss) Income Attrib. to IEP	Adj. EBITDA Attrib. to IEP
Investment[1]	$5,909	($1,980)	($1,087)	($955)
Automotive	10,070	9,493	(210)	679
Energy	5,031	4,459	(485)	166
Metals	202	268	(42)	(22)
Railcar	3,348	1,012	137	361
Gaming	1,476	939	(77)	92
Mining	196	53	(156)	(4)
Food Packaging	426	330	2	39
Real Estate	684	96	19	42
Home Fashion	205	198	(7)	2
Holding Company	524	73	(143)	46
Total	**$28,071**	**$14,941**	**($2,049)**	**$446**

(1) Investment segment total assets represents book value of equity

7

Summary Corporate Organizational Chart


Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of September 30, 2016, Icahn Enterprises had investments with a fair market value of approximately $1.8 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
75%
Retailer and distributor of aftermarket auto products and provider of automotive service
Pep Boys & IEH Auto Parts Holding LLC
100%
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
Federal-Mogul Holdings Corp. (NasdaqGS:FDML)
82%
Brazilian iron ore producer
Ferrous Resources
77%
4%
61%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
100%
American Railcar Leasing LLC
Leading North American lessor of hopper and tank railcars
69%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
100%
Trump Entertainment Resorts, Inc.
Owns Trump Taj Mahal located in Atlantic City, NJ.
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
66%
34%
CVR Refining, LP (NYSE: CVRR)
185k bpd capacity oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of September 30, 2016. Excludes intermediary and pass through entities.

8

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC IEP’s subsidiary companies possess key competitive strengths and / or leading market positions IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 9 A Brazilian iron ore mining operation that supplies iron ore products to the global steel industry Retailer and distributor of aftermarket auto products and provider of automotive service

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to ten operating segments and approximately $33 billion of assets as of September 30, 2016
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions
  - Acquired Pep Boys and Trump Entertainment Resorts, Inc in 2016

Timeline of Recent Acquisitions and Exits

As of December 31, 2007
- Mkt. Cap: $9.1bn
- Total Assets: $12.4bn

Current[1]
- Mkt. Cap: $7.2bn
- Total Assets: $33.1bn

Investment Management — 8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties — 2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries — 1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Refining & CVR Partners — 2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13

IEH Auto Parts Holding — 6/1/15: IEH Auto Parts Holding LLC acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

Pep Boys — 2/4/16: IEP acquired Pep Boys

Year / Returns:[2]

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016[4]
12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2%[3]	30.8%	(7.4%)	(18.0%)	(12.7%)

PSC Metals — 11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul — 7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase — 1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment — 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy, Inc. — 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC — 10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

Ferrous Resources — 6/8/15: IEP acquired a controlling interest in Ferrous Resources

Trump Entertainment Resorts, Inc — 2/26/16: IEP obtained control and began consolidating the results of Trump Entertainment Resorts, Inc., upon its emergence from bankruptcy

(1) Market capitalization as of September 30, 2016 and balance sheet data as of September 30, 2016.
(2) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(4) For the nine months ending September 30, 2016.

10

IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies Activist strategy requires significant capital, rapid execution and willingness to take control of companies Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 11

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes

- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations

- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Adjusted business model to separate Powertrain and Motorparts into two separate businesses	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation improved management focus for the respective segments	▪ CVR Energy stock up approximately 22%, including dividends, from tender offer price of $30.00(1)

(1) Based on CVR Energy's stock price as of September 30, 2016

12

Deep Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of approximately 20 professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer, Icahn Enterprises L.P.	12	15
SungHwan Cho	Chief Financial Officer, Icahn Enterprises L.P.	10	19
Vincent J. Intrieri	Senior Managing Director, Icahn Capital	18	33
Samuel Merksamer	Managing Director, Icahn Capital	8	14
Jonathan Christodoro	Managing Director, Icahn Capital	4	16
Courtney Mather	Managing Director, Icahn Capital	2	17
Brett Icahn	Consultant, Icahn Enterprises L.P.	13	13
David Schechter	Consultant, Icahn Enterprises L.P.	13	20
Jesse Lynn	General Counsel, Icahn Enterprises L.P.	12	21
Andrew Langham	General Counsel, Icahn Enterprises L.P.	11	17

13

Overview of Operating Segments 14

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $1.8 billion as of September 30, 2016
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment	FYE December 31,			LTM September 30,
($ millions)	2013	2014	2015	2016
Select Income Statement Data:				
Total revenues	$2,031	($218)	($865)	($1,980)
Net income	1,902	(684)	(1,665)	(2,374)
Net income attrib. to IEP	812	(305)	(760)	(1,087)
Select Balance Sheet Data[1]:				
Total equity	$8,353	$9,062	$7,541	$5,909
Equity attributable to IEP	3,696	4,284	3,428	1,825

Highlights and Recent Developments

- Since inception in 2004 through September 30, 2016, the Investment Funds' cumulative return was approximately 136.8%, representing an annualized rate of return of approximately 7.5%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar, Hertz)
  - Strategic initiatives (e.g., Motorola, eBay, Manitowoc)
  - Corporate governance changes (e.g., eBay, Gannet)
- The Investment Funds' net notional exposure was (138%) at September 30, 2016
- Recent notable investments:
  - Apple, CVR Energy, El Paso, Family Dollar, Forest Labs, Genzyme, Hain Celestial, Netflix
- The Investment Funds returned all fee-paying capital to their investors during fiscal 2011.
- Returns of 33.3%, 15.2%, 34.5%, 20.2%[2], 30.8%, (7.4%), (18.0%) and (12.7%) in 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016[3], respectively

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) For the nine months ending September 30, 2016.

15

Icahn Capital

Historical Returns[1]



37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%
30.8%[2]
(7.4%)
(18.0)%
(12.7)%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016[3]

Significant Holdings

As of September 30, 2016[4]			As of December 31, 2015[4]			As of December 31, 2014[4]		
Company	Mkt. Value ($mm)[5]	% Ownership[6]	Company	Mkt. Value ($mm)[5]	% Ownership[6]	Company	Mkt. Value ($mm)[5]	% Ownership[6]
AIG	$2,709	4.3%	Apple	$4,817	0.8%	Apple	$5,824	0.9%
CHENIERE	$1,425	13.9%	AIG	$2,618	3.4%	ebay	$2,597	3.7%
PayPal	$1,389	2.8%	PayPal	$1,675	3.8%	Chesapeake	$1,300	10.0%
HERBALIFE	$1,216	21.1%	CHENIERE	$1,217	13.9%	Hertz	$1,295	11.3%
FCX Freeport-McMoRan	$1,129	7.8%	NUANCE	$1,209	19.6%	HOLOGIC	$913	12.3%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) For the nine months ending September 30, 2016.
(4) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13F Holdings Reports, 13D filings or other public filings available as of specified date.
(5) Based on closing share price as of specified date.
(6) Total shares owned as a percentage of common shares issued and outstanding.

16

Highlights and Recent Developments Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil CVR Partners acquired an additional fertilizer plant in April 2016, giving it geographic and feed stock diversity CVR Energy has annualized dividends of $2.00 per unit ─ CVR Refining full year distribution was $2.75 per common unit in 2015 and LTM ending September 30, 2016 was $1.01 per common unit ─ CVR Partners full year distribution was $1.11 per common unit in 2015 and LTM ending September 30, 2016 was $0.71 per common unit Segment: Energy Company Description CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP ( NYSE:UAN ) ─ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ─ CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary 17 (1) Balance Sheet data as of the end of each respective fiscal period. Energy Segment LTM September 30, ($ millions) 2013 2014 2015 2016 Select Income Statement Data: Total revenues $9,063 $9,292 $5,442 $4,459 Adjusted EBITDA 869 716 755 323 Net income 479 168 7 (928) Adjusted EBITDA attrib. to IEP $556 $415 $436 $166 Net income attrib. to IEP 289 95 25 (485) Select Balance Sheet Data (1) : Total assets $5,748 $5,334 $4,888 $5,031 Equity attributable to IEP 1,926 1,612 1,508 1,054 FYE December 31,

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Has access to and can process mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets provide access to mid-continent, Bakken and Canadian crude oils
  - ~7.0MMbbls of total storage capacity, including ~6% of total crude oil storage capacity at Cushing
  - 35,000 bpd of contracted capacity on the Keystone and Spearhead pipelines
  - Crude oil gathering system with a capacity over 65,000 bpd serving Kansas, Nebraska, Oklahoma, Missouri, Colorado and Texas
    - 170,000 bpd pipeline system supported by approximately 340 miles of owned and leased pipelines
    - Approximately 150 crude oil transports

Key Operational Data[1]



Crude oil throughput (194,893 bpd)
Sweet 89.6%
Medium 1.2%
Heavy Sour 9.2%
Production (204,613 bpd)
Gasoline 52.2%
Distillate 40.6%
Other[2] 7.2%

Strategically Located Refineries and Supporting Logistics Assets

Supply Network – Crude Sourcing



Williston Basin
CLEARBROOK
KEYSTONE
ENBRIDGE
DJ Basin
Phillipsburg
WHITE CLIFFS
JAYHAWK
Kansas City
SPEARHEAD
Flanagan
Wood River
Anadarko Basin
Cushing
Tulsa
Duncan
Wichita Falls
BASIN
Permian Basin
Midland
Houston
Coffeyville Resources Refining & Marketing and Nitrogen Fertilizer
Wynnewood Refinery
Major Canadian Crude Oil Pipelines
CVR Crude Oil Pipelines
Third-Party Crude Oil Pipelines
Third-Party Refined Product Pipelines
Proposed Pipeline
Terminals
CVR Refining Crude Transportation
Corporate Headquarters

(1) For the nine months ended September 30, 2016.
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

18

CVR Partners, LP (NYSE:UAN ) On April 1, 2016, CVR Partners acquired an East Dubuque, IL fertilizer plant ─ Acquisition provides geographic and feed stock diversity Attractive market dynamics for nitrogen fertilizer ─ Global fertilizer demand has historically increased in - line with population and income growth ─ Increasing demand for corn (largest use of nitrogen fertilizer) and meat ─ Nitrogen represents ~61% of fertilizer consumption ─ Nitrogen fertilizers must be applied annually, creating stable demand U.S. has historically been a large net importer of nitrogen Nitrogen fertilizer is a relatively small component of farmers’ cost profile Strategically located assets ─ Large geographic footprint serving the Southern Plains and Mid Corn Belt markets ─ Competitive advantage due to storage capabilities at the facilities and offsite locations ─ Product prices higher due to advantaged cost of freight CVR Partners, LP (NYSE:UAN ) Strategically Located Assets 19

Segment: Automotive

Company Description

- We conduct our Automotive segment through our majority ownership in Federal-Mogul Holdings Corporation (NasdaqGS:FDML) and our wholly owned subsidiaries, Pep Boys and IEH Auto Parts Holding
- Federal-Mogul operates with two end-customer focused businesses. The Powertrain business focuses on original equipment powertrain products for automotive applications. The Motorparts business sells products including brakes, chassis, wipers, and other vehicle components to the global aftermarket and to original equipment manufacturers.
- Pep Boys is a retailer and distributor of aftermarket auto products and provider of automotive service.
- IEH Auto is a distributor of aftermarket auto parts primarily to auto service customers and wholesalers.

Historical Segment Financial Summary

Automotive Segment	FYE December 31,			LTM September 30,
($ millions)	2013	2014	2015[2]	2016[2]
Select Income Statement Data:				
Total revenues	$6,876	$7,324	$7,853	$9,493
Adjusted EBITDA	591	630	651	812
Net income	263	(90)	(352)	(249)
Adjusted EBITDA attrib. to IEP	$462	$502	$531	$679
Net income attrib. to IEP	250	(87)	(299)	(210)
Select Balance Sheet Data[1]:				
Total assets	$7,545	$7,529	$7,943	$10,070
Equity attributable to IEP	1,660	1,231	1,270	2,457

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include IEH Auto Parts Holding LLC beginning June 1, 2015 and Pep Boys beginning February 3, 2016

Recent Developments

- During Q1 2016, Icahn Enterprises completed the acquisition of Pep Boys
- Icahn Enterprises announced that it has extended its cash tender offer for $9.25 per share, for all of the outstanding shares of FDML, not already owned by Icahn Enterprises to December 15, 2016

Federal-Mogul: Powertrain Highlights

- Fuel economy and emissions content driving market growth
  - Combustion engines still #1 for foreseeable future
  - Regulations increasing demand for further improvement through 2025
  - Engine downsizing creates higher content product mix
- Leading powertrain products with #1 or #2 position in most major product categories
- Extensive technology and intellectual property with focus on core product lines
- Investing in emerging markets where there are attractive opportunities for growth
- Continued restructuring to lower cost structure and improve manufacturing footprint

Federal-Mogul: Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles globally and the increasing age of vehicles in Europe and North America
- Leader in most of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Investing in Growth
  - **Global Expansion**: Leverage global capabilities in Asia and other emerging markets
  - **Distribution and IT**: Improve customer service and delivery, order and inventory management, on-line initiatives
  - **Cost Structure**: improve manufacturing footprint, optimize low-cost sourcing and operational performance
  - **Product Line Growth**: expand existing product lines and add new product lines through acquisition or internal investment
  - **Product Differentiation and Brand Value**: invest in product innovation and communicate brand value proposition to end customers

Pep Boys and IEH Auto Parts Holding LLC

- Pep Boys and IEH Auto are operated together in order to grow their sales to DIFM distributors and DIFM service professionals, to grow their automotive service business, and to maintain their DIY customer bases by offering the broadest product assortment in the automotive aftermarket

20

Federal - Mogul Corp.’s Leading Market Position 21 Powertrain Motorparts Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine #1 Global Rings & Liners Market leader Sealing Components #1 Global in Gaskets Valve Seats and Guides Market leader Brake Pads / Components #2 Global (1) Bearings Market leader Chassis #1 North America #3 Europe Ignition #1 Industrial Ignition #3 Overall Wipers #4 North America #4 Europe Sealing #1 Bonded Transmission Pistons #3 Overall Ignition #3 Global Systems Protection Market leader Valvetrain #1 Hollow Valves #2 Overall (1) Motorparts & Powertrain combined

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), is engaged in the business of leasing railcars.

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2013	2014	2015	LTM September 30, 2016
Net Sales/Other Revenues From Operations:				
Manufacturing	$408	$379	$440	$474
Railcar leasing	273	364	452	481
Railcar services	58	47	47	49
Total	$739	$790	$939	$1,004
Gross Margin:				
Manufacturing	$82	$91	$102	$74
Railcar leasing	148	219	276	272
Railcar services	23	17	22	22
Total	$253	$327	$400	$368
Adjusted EBITDA attrib. to IEP	$111	$269	$318	$361
Net income attrib. to IEP	30	122	137	137
Total assets(1)	$2,547	$3,120	$3,681	$3,348
Equity attributable to IEP(1)	591	711	742	424

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) For the nine months ending September 30, 2016

Highlights and Recent Developments

- Railcar manufacturing remains strong
  - 5,083 railcar backlog as of September 30, 2016
  - Tank railcar demand impacted by volatile crude oil prices
  - New tank railcar design requirements released in May 2015
- Growing railcar leasing business provides stability
  - In Q1 2016, increased ownership of ARL to 100% by acquiring the remaining 25% that IEP did not already own
  - Combined ARL and ARI railcar lease fleets grew to 45,481 railcars as of September 30, 2016 from approximately 45,050 at the end of 2015
- ARI annualized dividend is $1.60 per share
- ARL distributed $100 million in 2015 and $50 million YTD 2016(2)
- On July 28, 2015, ARI's Board of Directors authorized a stock repurchase program pursuant to which ARI may, from time to time, repurchase up to $250 million of its common stock.

22

Segment: Gaming

Company Description

- We conduct our Gaming segment through our majority ownership in Tropicana Entertainment and Trump Entertainment
- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 392,000 square feet of gaming space with 7,900 slot machines, 300 table games and 5,500 hotel rooms as of September 30, 2016
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000
- Trump Entertainment owns and operates Trump Taj Mahal located in Atlantic City, NJ.

Historical Segment Financial Summary

Gaming Segment ($ millions)	FYE December 31, 2013	2014	2015	LTM September 30, 2016[2]
Select Income Statement Data:				
Total revenues	$571	$849	$811	$939
Adjusted EBITDA	66	99	140	138
Net income	19	269	38	(64)
Adjusted EBITDA attrib. to IEP	$45	$66	$95	$92
Net income attrib. to IEP	13	185	26	(77)
Select Balance Sheet Data[1]:				
Total assets	$996	$1,260	$1,281	$1,476
Equity attributable to IEP	392	578	604	750

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri
- On July 31, 2015, Tropicana's Board of Directors authorized a stock repurchase program pursuant to which Tropicana may, from time to time, repurchase up to $50 million of its common stock
- During Q1 2016, IEP obtained control and began consolidating the results of Trump Entertainment, which owns and operates Trump Taj Mahal Casino Resorts in Atlantic City, New Jersey
  - Trump Taj Mahal closed on October 10, 2016. The segment recorded impairments to the property and associated intangibles of $92 million

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Results include Trump Entertainment beginning February 26, 2016.

23

Segment: Food Packaging

Company Description

- Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
  - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Historical Segment Financial Summary

Food Packaging Segment ($millions)	FYE December 31, 2013	2014	2015	LTM September 30, 2016
Select Income Statement Data:				
Total revenues	$346	$346	$337	$330
Adjusted EBITDA	67	66	59	53
Net income	43	9	(3)	3
Adjusted EBITDA attrib. to IEP	$50	$47	$43	$39
Net income attrib. to IEP	32	6	(3)	2
Select Balance Sheet Data[1]:				
Total assets	$405	$436	$416	$426
Equity attributable to IEP	55	30	23	31

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil
  - Approximately 51% of revenues from emerging markets
- Developed markets remain a steady source of income
  - Distribution channels to certain customers spanning more than 50 years
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost

(1) Balance Sheet data as of the end of each respective fiscal period.

24

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM September 30,
($ millions)	2013	2014	2015	2016
Select Income Statement Data:				
Total revenues	$929	$711	$365	$268
Adjusted EBITDA	(18)	(15)	(29)	(22)
Net Income	(28)	(25)	(51)	(42)
Adjusted EBITDA attrib. to IEP	($18)	($15)	($29)	($22)
Net Income attrib. to IEP	(28)	(25)	(51)	(42)
Select Balance Sheet Data[1]:				
Total assets	$334	$315	$215	$202
Equity attributable to IEP	273	250	182	169

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap
- Results are currently impacted by headwinds from:
  - Low iron ore prices
  - Strong U.S. dollar
  - Increased steel imports
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are approximately 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business

(1) Balance Sheet data as of the end of each respective fiscal period.

25

Highlights and Recent Developments Business strategy is based on long - term investment outlook and operational expertise Rental Real Estate Operations Net lease portfolio overview ─ Single tenant (Over $100bn market cap, A - credit) for two large buildings with leases through 2020 – 2021 ─ 13 legacy properties with 2.9 million square feet: 12% Retail, 60% Industrial, 28% Office. Maximize value of commercial lease portfolio through effective management of existing properties ─ Seek to sell assets on opportunistic basis Property Development New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 239 and 1,128 units, respectively Opportunistically acquired a Las Vegas casino development in 2009 for $150 million Club Operations Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities Segment: Real Estate Company Description Consists of rental real estate, property development and associated club activities Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants Property development and club operations are focused on the construction and sale of single and multi - family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary 26 (1) Balance Sheet data as of the end of each respective fiscal period. Real Estate Segment LTM September 30, ($ millions) 2013 2014 2015 2016 Select Income Statement Data: Total revenues $85 $101 $131 $96 Adjusted EBITDA 46 46 45 42 Net income 17 22 61 19 Adjusted EBITDA attrib. to IEP $46 $46 $45 $42 Net income attrib. to IEP 17 22 61 19 Select Balance Sheet Data (1) : Total assets $780 $745 $701 $684 Equity attributable to IEP 711 693 656 644 FYE December 31,

Highlights and Recent Developments IEP acquired a controlling interest in Ferrous Resources on June 8, 2015 through a tender offer to purchase any and all of the outstanding shares. ─ Prior to the tender offer, IEP owned 14% of the company’s outstanding common stock and as of September 30, 2016 owned 77% Segment: Mining Company Description Ferrous Resources has rights to certain iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. ─ Significant iron ore assets in the State of Minas Gerais , Brazil, known as Viga , Viga Norte, Esperança , Serrinha and Santanense . ─ Mineral rights near Jacuípe in the State of Bahia, Brazil. Historical Segment Financial Summary 27 1) Balance Sheet data as of the end of the fiscal period. 2) Icahn Enterprises acquired majority ownership of Ferrous Resources on June 8, 2015 Mining Segment Seven Months Ended December 31, 2015 (2) LTM September 30, 2016 ($ millions) Select Income Statement Data: Total Revenues $28 $53 Adjusted EBITDA (9) (7) Net income (195) (203) Adjusted EBITDA attrib. to IEP ($6) ($4) Net income attrib. to IEP (150) (156) Select Balance Sheet Data (1) : Total assets $203 $196 Equity attributable to IEP 95 79

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Historical Segment Financial Summary

Home Fashion Segment ($ millions)	FYE December 31, 2013	2014	2015	LTM September 30, 2016
Select Income Statement Data:				
Total revenues	$187	$181	$194	$198
Adjusted EBITDA	1	5	6	2
Net income	(16)	2	(4)	(7)
Adjusted EBITDA attrib. to IEP	$1	$5	$6	$2
Net income attrib. to IEP	(16)	2	(4)	(7)
Select Balance Sheet Data[1]:				
Total assets	$222	$208	$206	$205
Equity attributable to IEP	191	180	176	169

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

28

Financial Performance 29

Financial Performance

($Millions)

Net Income (Loss) Attributable to Icahn Enterprises


$1,025
($373)
($1,194)
($2,049)
FYE 2013
FYE 2014
FYE 2015
LTM 9/30/16

($ in millions)	FYE December 31, 2013	FYE December 31, 2014	FYE December 31, 2015	LTM September 30, 2016
Net Income (Loss) Attributable to Icahn Enterprises				
Investment	$812	($305)	($760)	($1,087)
Automotive	250	(87)	(299)	(210)
Energy	289	95	25	(485)
Metals	(28)	(25)	(51)	(42)
Railcar	30	122	137	137
Gaming	13	185	26	(77)
Mining	-	-	(150)	(156)
Food Packaging	32	6	(3)	2
Real Estate	17	22	61	19
Home Fashion	(16)	2	(4)	(7)
Holding Company	(374)	(388)	(176)	(143)
Total	$1,025	($373)	($1,194)	($2,049)

Adjusted EBITDA Attributable to Icahn Enterprises


$1,899
$1,018
$929
$446
FYE 2013
FYE 2014
FYE 2015
LTM 9/30/16

($ in millions)	FYE December 31, 2013	FYE December 31, 2014	FYE December 31, 2015	LTM September 30, 2016
Adjusted EBITDA attributable to Icahn Enterprises				
Investment	$816	($162)	($500)	($955)
Automotive	462	502	531	679
Energy	556	415	436	166
Metals	(18)	(15)	(29)	(22)
Railcar	111	269	318	361
Gaming	45	66	95	92
Mining	-	-	(6)	(4)
Food Packaging	50	47	43	39
Real Estate	46	46	45	42
Home Fashion	1	5	6	2
Holding Company	(170)	(155)	(10)	46
Total	$1,899	$1,018	$929	$446

30

Consolidated Financial Snapshot ($Millions) 31 LTM September 30, 2013 2014 2015 2016 Net Income (Loss): Investment $1,902 ($684) ($1,665) ($2,374) Automotive 263 (90) (352) (249) Energy 479 168 7 (928) Metals (28) (25) (51) (42) Railcar 139 188 213 182 Gaming 19 269 38 (64) Mining 0 0 (195) (203) Food Packaging 43 9 (3) 3 Real Estate 17 22 61 19 Home Fashion (16) 2 (4) (7) Holding Company (374) (388) (176) (143) Net Income (Loss) $2,444 ($529) ($2,127) ($3,806) Less: net (income) loss attrib. to NCI (1,419) 156 933 1,757 Net Income (Loss) attib. To IEP $1,025 ($373) ($1,194) ($2,049) Adjusted EBITDA: Investment $1,912 ($385) ($1,100) ($2,038) Automotive 591 630 651 812 Energy 869 716 755 323 Metals (18) (15) (29) (22) Railcar 311 415 492 466 Gaming 66 99 140 138 Mining 0 0 (9) (7) Food Packaging 67 66 59 53 Real Estate 46 46 45 42 Home Fashion 1 5 6 2 Holding Company (170) (155) (10) 46 Consolidated Adjusted EBITDA $3,675 $1,422 $1,000 ($185) Less: Adjusted EBITDA attrib. to NCI (1,776) (404) (71) 631 Adjusted EBITDA attrib. to IEP $1,899 $1,018 $929 $446 Capital Expenditures $1,161 $1,411 $1,359 $907 FYE December 31,

Strong Balance Sheet

($Millions)

	As of September 30, 2016											
	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets												
Cash and cash equivalents	$14	$375	$763	$5	$299	$290	$2	$47	$13	$2	$192	$2,002
Cash held at consolidated affiliated partnerships and restricted cash	615	4	-	5	44	13	-	2	2	5	2	692
Investments	9,317	275	-	-	36	36	-	-	-	-	323	9,987
Accounts receivable, net	-	1,405	140	32	33	12	2	57	3	41	-	1,725
Inventories, net	-	2,335	323	39	85	-	25	78	-	72	-	2,957
Property, plant and equipment, net	-	3,383	3,392	103	2,767	821	144	150	607	76	3	11,446
Goodwill and intangible assets, net	-	1,790	322	4	7	74	-	7	41	3	-	2,248
Other assets	977	503	91	14	77	230	23	85	18	6	4	2,028
Total Assets	$10,923	$10,070	$5,031	$202	$3,348	$1,476	$196	$426	$684	$205	$524	$33,085
Liabilities and Equity												
Accounts payable, accrued expenses and other liabilities	$774	$2,795	$1,445	$31	$360	$167	$38	$63	$15	$35	$149	$5,872
Securities sold, not yet purchased, at fair value	1,210	-	-	-	-	-	-	-	-	-	-	1,210
Due to brokers	3,030	-	-	-	-	-	-	-	-	-	-	3,030
Post-employment benefit liability	-	1,142	-	2	8	-	-	52	-	-	-	1,204
Debt	-	3,338	1,167	-	2,343	287	56	265	25	1	5,489	12,971
Total liabilities	5,014	7,275	2,612	33	2,711	454	94	380	40	36	5,638	24,287
Equity attributable to Icahn Enterprises	1,825	2,457	1,054	169	424	750	79	31	644	169	(5,114)	2,488
Equity attributable to non-controlling interests	4,084	338	1,365	-	213	272	23	15	-	-	-	6,310
Total equity	5,909	2,795	2,419	169	637	1,022	102	46	644	169	(5,114)	8,798
Total liabilities and equity	$10,923	$10,070	$5,031	$202	$3,348	$1,476	$196	$426	$684	$205	$524	$33,085

32

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of				
	Sept 30 2015	Dec 31 2015	March 31 2016	June 30 2016	Sept 30 2016
Market-valued Subsidiaries:					
Holding Company interest in Funds (1)	$4,168	$3,428	$1,820	$1,713	$1,825
CVR Energy (2)	2,923	2,802	1,858	1,104	980
CVR Refining - direct holding (2)	115	114	72	47	50
Federal-Mogul (2)	947	949	1,369	1,152	1,332
American Railcar Industries (2)	429	549	484	469	492
Total market-valued subsidiaries	$8,581	$7,842	$5,604	$4,483	$4,680
Other Subsidiaries					
Tropicana (3)	$739	$794	$844	$811	$877
Viskase (3)	206	183	165	143	145
Real Estate Holdings (1)	658	656	649	647	644
PSC Metals (1)	222	182	174	178	169
WestPoint Home (1)	177	176	175	174	169
ARL (4)	979	852	1,024	1,033	1,029
Ferrous Resources (1)	234	95	85	81	79
IEH Auto & PepBoys (1)	330	249	1,418	1,423	1,364
Trump Entertainment (1)	-	-	203	208	118
Total - other subsidiaries	$3,546	$3,187	$4,736	$4,697	$4,594
Add: Holding Company cash and cash equivalents (5)	182	166	212	211	192
Less: Holding Company debt (5)	(5,489)	(5,490)	(5,487)	(5,488)	(5,489)
Add: Other Holding Company net assets (5)	261	615	(13)	133	183
Indicative Net Asset Value	**$7,081**	**$6,320**	**$5,052**	**$4,036**	**$4,160**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016.
(4) ARL value assumes the present value of projected cash flows from leased railcars, net of debt, plus working capital.
(5) Holding Company's balance as of each respective date.

33

Appendix — Adjusted EBITDA Reconciliations 34

Non - GAAP Financial Measures 35 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . We present EBITDA and Adjusted EBITDA a consolidated basis and attributable to Icahn Enterprises net of the effect of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share - based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – Nine Months Ended September 30, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($972)	$103	($588)	($13)	$123	($69)	($21)	$8	$13	($6)	($234)	($1,656)
Interest expense, net	184	116	56	-	64	9	4	10	1	-	215	659
Income tax expense (benefit)	-	12	(17)	(12)	42	24	2	5	-	-	25	81
Depreciation, depletion and amortization	-	337	191	17	103	53	3	15	15	5	-	739
EBITDA before non-controlling interests	($788)	$568	($358)	($8)	$332	$17	($12)	$38	$29	($1)	$6	($177)
Impairment of assets	-	4	574	-	-	92	-	-	-	-	-	670
Restructuring costs	-	28	-	1	-	-	-	-	-	-	-	29
Non-service cost of U.S. based pension	-	9	-	-	-	-	-	4	-	-	-	13
FIFO impact unfavorable	-	-	(30)	-	-	-	-	-	-	-	-	(30)
Major scheduled turnaround expense	-	-	38	-	-	-	-	-	-	-	-	38
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized gain on certain derivatives	-	-	40	-	-	-	-	-	-	-	-	40
Other	-	33	1	(4)	-	-	9	(3)	-	1	-	37
Adjusted EBITDA before non-controlling interests	($788)	$642	$270	($11)	$332	$109	($3)	$39	$29	$0	$6	$625
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($446)	$85	($329)	($13)	$98	($80)	($16)	$6	$13	($6)	($234)	($922)
Interest expense, net	62	96	20	-	57	7	3	7	1	-	215	468
Income tax expense (benefit)	-	6	(10)	(12)	30	16	2	4	-	-	25	61
Depreciation, depletion and amortization	-	287	94	17	87	38	2	11	15	5	-	556
EBITDA attributable to Icahn Enterprises	($384)	$474	($225)	($8)	$272	($19)	($9)	$28	$29	($1)	$6	$163
Impairment of assets	-	3	334	-	-	92	-	-	-	-	-	429
Restructuring costs	-	23	-	1	-	-	-	-	-	-	-	24
Non-service cost of U.S. based pension	-	7	-	-	-	-	-	3	-	-	-	10
FIFO impact unfavorable	-	-	(18)	-	-	-	-	-	-	-	-	(18)
Major scheduled turnaround expense	-	-	20	-	-	-	-	-	-	-	-	20
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	23	-	-	-	-	-	-	-	-	23
Other	-	30	1	(4)	-	-	7	(2)	-	1	-	33
Adjusted EBITDA attributable to Icahn Enterprises	($384)	$537	$136	($11)	$272	$73	($2)	$29	$29	$0	$6	$685

36

Adjusted EBITDA Reconciliation by Segment – Nine Months Ended September 30, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($263)	$0	$347	($22)	$154	$33	($13)	$2	$55	($3)	($267)	$23
Interest expense, net	412	103	35	-	59	8	-	9	2	-	214	842
Income tax expense (benefit)	-	30	87	(17)	50	23	1	5	-	-	5	184
Depreciation, depletion and amortization	-	257	172	22	93	46	4	15	16	5	-	630
EBITDA before non-controlling interests	$149	$390	$641	($17)	$356	$110	($8)	$31	$73	$2	($48)	$1,679
Impairment of assets	-	10	-	-	-	-	-	-	-	-	-	10
Restructuring costs	-	57	-	-	-	-	-	-	-	-	-	57
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	2	-	-	-	1
FIFO impact unfavorable	-	-	35	-	-	-	-	-	-	-	-	35
Certain share-based compensation expense	-	(1)	9	-	-	-	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	24	-	-	-	-	-	-	-	-	24
Expenses related to certain acquisitions	-	7	-	-	-	-	-	-	-	-	-	7
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	-	2
Unrealized gain on certain derivatives	-	-	18	-	-	-	-	-	-	-	-	18
Other	1	19	(25)	(1)	-	1	3	12	(41)	2	(2)	(31)
Adjusted EBITDA before non-controlling interests	$150	$481	$702	($18)	$358	$111	($5)	$45	$32	$4	($50)	$1,810
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($119)	($4)	$181	($22)	$98	$23	($10)	$1	$55	($3)	($267)	($67)
Interest expense, net	190	84	19	-	42	5	-	7	2	-	214	563
Income tax expense (benefit)	-	24	75	(17)	25	16	1	4	-	-	5	133
Depreciation, depletion and amortization	-	211	94	22	63	31	3	11	16	5	-	456
EBITDA attributable to Icahn Enterprises	$71	$315	$369	($17)	$228	$75	($6)	$23	$73	$2	($48)	$1,085
Impairment of assets	-	8	-	-	-	-	-	-	-	-	-	8
Restructuring costs	-	47	-	-	-	-	-	-	-	-	-	47
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	1	-	-	-	0
FIFO impact unfavorable	-	-	20	-	-	-	-	-	-	-	-	20
Certain share-based compensation expense	-	(1)	8	-	-	-	-	-	-	-	-	7
Major scheduled turnaround expense	-	-	13	-	-	-	-	-	-	-	-	13
Expenses related to certain acquisitions	-	6	-	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	11	-	-	-	-	-	-	-	-	11
Other	-	15	(15)	(1)	-	1	2	9	(41)	2	(2)	(30)
Adjusted EBITDA attributable to Icahn Enterprises	$71	$389	$406	($18)	$229	$76	($4)	$33	$32	$4	($50)	$1,168

37

Adjusted EBITDA Reconciliation by Segment – LTM Ended September 30, 2016

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($2,374)	($249)	($928)	($42)	$182	($64)	($203)	$3	$19	($7)	($143)	($3,806)
Interest expense, net	335	151	66	-	85	12	6	13	1	-	289	958
Income tax expense (benefit)	-	32	(45)	(27)	61	28	2	10	-	-	(96)	(35)
Depreciation, depletion and amortization	-	426	248	24	137	70	7	19	20	7	-	958
EBITDA before non-controlling interests	($2,039)	$360	($659)	($45)	$465	$46	($188)	$45	$40	$0	$50	($1,925)
Impairment of assets	-	338	827	20	-	92	169	-	2	-	-	1,448
Restructuring costs	-	60	-	3	-	-	-	5	-	1	-	69
Non-service cost of U.S. based pension	-	9	-	-	-	-	-	5	-	-	-	14
FIFO impact unfavorable	-	-	(5)	-	-	-	-	-	-	-	-	(5)
Certain share-based compensation expense	-	-	4	-	1	-	-	-	-	-	-	5
Major scheduled turnaround expense	-	-	123	-	-	-	-	-	-	-	-	123
Expenses related to certain acquisitions	-	(1)	-	-	-	-	-	-	-	-	-	(1)
Net loss on extinguishment of debt	-	-	5	-	-	-	-	-	-	-	-	5
Unrealized gain on certain derivatives	-	-	24	-	-	-	-	-	-	-	-	24
Other	1	46	4	-	-	-	12	(2)	-	1	(4)	58
Adjusted EBITDA before non-controlling interests	($2,038)	$812	$323	($22)	$466	$138	($7)	$53	$42	$2	$46	($185)
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($1,087)	($210)	($485)	($42)	$137	($77)	($156)	$2	$19	($7)	($143)	($2,049)
Interest expense, net	131	125	26	-	72	9	5	9	1	-	289	667
Income tax expense (benefit)	-	28	(31)	(27)	41	18	2	7	-	-	(96)	(58)
Depreciation, depletion and amortization	-	361	125	24	110	50	5	14	20	7	-	716
EBITDA attributable to Icahn Enterprises	($956)	$304	($365)	($45)	$360	$0	($144)	$32	$40	$0	$50	($724)
Impairment of assets	-	277	444	20	-	92	130	-	2	-	-	965
Restructuring costs	-	49	-	3	-	-	-	4	-	1	-	57
Non-service cost of U.S. based pension	-	7	-	-	-	-	-	4	-	-	-	11
FIFO impact unfavorable	-	-	(3)	-	-	-	-	-	-	-	-	(3)
Certain share-based compensation expense	-	-	3	-	1	-	-	-	-	-	-	4
Major scheduled turnaround expense	-	-	69	-	-	-	-	-	-	-	-	69
Expenses related to certain acquisitions	-	(1)	-	-	-	-	-	-	-	-	-	(1)
Net loss on extinguishment of debt	-	-	1	-	-	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	14	-	-	-	-	-	-	-	-	14
Other	1	43	3	-	-	-	10	(1)	-	1	(4)	53
Adjusted EBITDA attributable to Icahn Enterprises	($955)	$679	$166	($22)	$361	$92	($4)	$39	$42	$2	$46	$446

38

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar[1]	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,665)	($352)	$7	($51)	$213	$38	($195)	($3)	$61	($4)	($176)	($2,127)
Interest expense, net	563	138	45	-	80	11	2	12	2	-	288	1,141
Income tax expense (benefit)	-	50	59	(32)	69	27	1	10	-	-	(116)	68
Depreciation, depletion and amortization	-	346	229	29	127	63	8	19	21	7	-	849
EBITDA before non-controlling interests	($1,102)	$182	$340	($54)	$489	$139	($184)	$38	$84	$3	($4)	($69)
Impairment of assets	-	344	253	20	-	-	169	-	2	-	-	788
Restructuring costs	-	89	-	2	-	-	-	5	-	1	-	97
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	3	-	-	-	2
FIFO impact unfavorable	-	-	60	-	-	-	-	-	-	-	-	60
Certain share-based compensation expense	-	(1)	13	-	1	-	-	-	-	-	-	13
Major scheduled turnaround expense	-	-	109	-	-	-	-	-	-	-	-	109
Expenses related to certain acquisitions	-	6	-	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	-	2
Unrealized gain on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	2	32	(22)	3	-	1	6	13	(41)	2	(6)	(10)
Adjusted EBITDA before non-controlling interests	($1,100)	$651	$755	($29)	$492	$140	($9)	$59	$45	$6	($10)	$1,000
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($760)	($299)	$25	($51)	$137	$26	($150)	($3)	$61	($4)	($176)	($1,194)
Interest expense, net	259	113	25	-	57	7	2	9	2	-	288	762
Income tax expense (benefit)	-	46	54	(32)	36	18	1	7	-	-	(116)	14
Depreciation, depletion and amortization	-	285	125	29	86	43	6	14	21	7	-	616
EBITDA attributable to Icahn Enterprises	($501)	$145	$229	($54)	$316	$94	($141)	$27	$84	$3	($4)	$198
Impairment of assets	-	282	110	20	-	-	130	-	2	-	-	544
Restructuring costs	-	73	-	2	-	-	-	4	-	1	-	80
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	-	2	-	-	-	1
FIFO impact unfavorable	-	-	35	-	-	-	-	-	-	-	-	35
Certain share-based compensation expense	-	(1)	11	-	1	-	-	-	-	-	-	11
Major scheduled turnaround expense	-	-	62	-	-	-	-	-	-	-	-	62
Expenses related to certain acquisitions	-	5	-	-	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	2	-	-	-	-	-	-	-	-	2
Other	1	28	(13)	3	-	1	5	10	(41)	2	(6)	(10)
Adjusted EBITDA attributable to Icahn Enterprises	($500)	$531	$436	($29)	$318	$95	($6)	$43	$45	$6	($10)	$929

39

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($684)	($90)	$168	($25)	$188	$269	$9	$22	$2	($388)	($529)
Interest expense, net	299	123	35	-	57	11	14	3	-	290	832
Income tax (benefit) expense	-	91	73	(18)	56	(147)	3	-	-	(161)	(103)
Depreciation, depletion and amortization	-	335	219	26	106	50	22	22	7	-	787
EBITDA before non-controlling interests	($385)	$459	$495	($17)	$407	$183	$48	$47	$9	($259)	$987
Impairment	-	24	103	3	-	-	-	5	-	-	135
Restructuring	-	86	-	-	-	-	-	-	(2)	-	84
Non-service cost of U.S. based pension	-	(6)	-	-	-	-	(1)	-	-	-	(7)
FIFO impact unfavorable	-	-	161	-	-	-	-	-	-	-	161
Certain share-based compensation expense	-	(4)	13	-	3	-	-	-	-	-	12
Expenses related to certain acquisitions	-	-	-	-	-	-	-	-	-	-	-
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized gains on certain derivatives	-	-	(63)	-	-	-	-	-	-	-	(63)
Other	-	35	-	(1)	3	(84)	3	(6)	(2)	(4)	(56)
Adjusted EBITDA before non-controlling interests	($385)	$630	$716	($15)	$415	$99	$66	$46	$5	($155)	$1,422
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($305)	($87)	$95	($25)	$122	$185	$6	$22	$2	($388)	($373)
Interest expense, net	143	99	20	-	42	7	10	3	-	290	614
Income tax (benefit) expense	-	80	64	(18)	26	(102)	2	-	-	(161)	(109)
Depreciation, depletion and amortization	-	270	124	26	74	34	16	22	7	-	573
EBITDA attributable to Icahn Enterprises	($162)	$362	$303	($17)	$264	$124	$34	$47	$9	($259)	$705
Impairment	-	19	45	3	-		-	5	-	-	72
Restructuring	-	69	-	-	-	-	-	-	(2)	-	67
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	94	-	-	-	-	-	-	-	94
Certain share-based compensation expense	-	(3)	9	-	2	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	5	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized gains on certain derivatives	-	-	(41)	-	-	-	-	-	-	-	(41)
Other	-	29	-	(1)	2	(58)	2	(6)	(2)	(4)	(38)
Adjusted EBITDA attributable to Icahn Enterprises	($162)	$502	$415	($15)	$269	$66	$47	$46	$5	($155)	$1,018

40

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2013

($Millions)

	Investment	Automotive	Energy	Metals	Railcar[1]	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$1,902	$263	$479	($28)	$139	$19	$43	$17	($16)	($374)	$2,444
Interest expense, net	10	108	47	-	40	13	22	4	-	300	544
Income tax (benefit) expense	-	(180)	195	(20)	31	3	(51)	-	-	(96)	(118)
Depreciation, depletion and amortization	-	296	208	26	92	34	21	23	8	-	708
EBITDA before non-controlling interests	$1,912	$487	$929	($22)	$302	$69	$35	$44	($8)	($170)	$3,578
Impairment	-	8	-	2	-	3	-	2	1	-	16
Restructuring	-	40	-	-	-	-	-	-	10	-	50
Non-service cost of U.S. based pension	-	2	-	-	-	-	3	-	-	-	5
FIFO impact unfavorable	-	-	(21)	-	-	-	-	-	-	-	(21)
OPEB curtailment gains	-	(19)	-	-	-	-	-	-	-	-	(19)
Certain share-based compensation expense	-	5	18	-	5	-	-	-	-	-	28
Disposal of assets	-	60	-	-	-	-	-	-	-	-	60
Net loss on extinguishment of debt	-	-	(5)	-	-	5	-	-	-	-	-
Unrealized loss on certain derivatives	-	-	(51)	-	-	-	-	-	-	-	(51)
Other	-	8	(1)	2	4	(11)	29	-	(2)	-	29
Adjusted EBITDA before non-controlling interests	$1,912	$591	$869	($18)	$311	$66	$67	$46	$1	($170)	$3,675
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$812	$250	$289	($28)	$30	$13	$32	$17	($16)	($374)	$1,025
Interest expense, net	4	88	32	-	11	9	16	4	-	300	464
Income tax (benefit) expense	-	(191)	162	(20)	9	2	(36)	-	-	(96)	(170)
Depreciation, depletion and amortization	-	234	121	26	35	23	15	23	8	-	485
EBITDA attributable to Icahn Enterprises	$816	$381	$604	($22)	$85	$47	$27	$44	($8)	($170)	$1,804
Impairment	-	7	-	2	-	2	-	2	1	-	14
Restructuring	-	31	-	-	-	-	-	-	10	-	41
Non-service cost of U.S. based pension	-	2	-	-	-	-	2	-	-	-	4
FIFO impact unfavorable	-	-	(15)	-	-	-	-	-	-	-	(15)
OPEB curtailment gains	-	(15)	-	-	-	-	-	-	-	-	(15)
Certain share-based compensation expense	-	4	13	-	3	-	-	-	-	-	20
Disposal of assets	-	46	-	-	-	-	-	-	-	-	46
Net loss on extinguishment of debt	-	-	(3)	-	-	3	-	-	-	-	-
Unrealized loss on certain derivatives	-	-	(43)	-	-	-	-	-	-	-	(43)
Other	-	6	-	2	23	(7)	21	-	(2)	-	43
Adjusted EBITDA attributable to Icahn Enterprises	$816	$462	$556	($18)	$111	$45	$50	$46	$1	($170)	$1,899

41